EXHIBIT 23.0 CONSENT OF GEO. S. OLIVE & CO., LLC


                             [OLIVE LLP LETTERHEAD]




                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Citizens First Financial Corp.

We hereby consent to the incorporation of our report dated January 22, 1999 on the consolidated financial statements of Citizens First Financial Corp. and Subsidiary, which report is incorporated by reference in the Annual Report on Form 10-K of Citizens First Financial Corp. and Subsidiary.


Olive LLP


Decatur, Illinois
March 31, 1999